UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2005

Far East Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-32455	88-0459590
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 N. Sam Houston Parkway E., Suite 205, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-598-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2005, Far East Energy Corporation (the "Company") entered into an employment agreement (the "Employment Agreement")with Jeffrey R. Brown. Under the Employment Agreement, Mr. Brown agreed to serve as President of Far East Energy (Bermuda), Ltd. The Employment Agreement also provides, among other things, that Mr. Brown will receive an annual base salary of $150,000, an annual bonus in an amount equal to $50,000 during his service with the Company in the People's Republic of China, a discretionary performance bonus to be determined by the Compensation Committee of the Board of Directors of the Company, a housing allowance of up to $96,000 per year, a moving allowance and reimbursement for certain travel between China and the United States. Pursuant to the Employment Agreement, Mr. Brown was also granted an option to purchase 600,000 shares of the Company's common stock at an exercise price of $2.00 per share. Generally, Mr. Brown will also receive a tax equalization payment to the extent the amount Mr. Brown actually pays for income taxes exceeds the United States income tax and social security tax he would have paid as a citizen of the United States. If Mr. Brown's employment is terminated without cause, he will receive a severance payment of 50% of his annual base salary during his service with the Company.

The above discussion of the Employment Agreement is a summary description of certain terms and conditions of the Employment Agreement and is qualified in its entirety by the terms and conditions of the Employment Agreement. For complete descriptions of the rights and obligations summarized in this report, reference must be made to the Employment Agreement filed as exhibit 10.1, herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2005, the Company appointed Jeffrey R. Brown to serve as President of Far East Energy (Bermuda), Ltd., a wholly owned subsidiary of the Company. Mr. Brown, age 59, has over 30 years experience in the energy business, including over 10 years of experience in international operations in China. Prior to joining the Company, Mr. Brown served as Project Engineer for Alpha Petroleum Services between December 2004 and October 2005. Mr. Brown also was employed by Kerr-McGee Oil and Gas Corporation from June 1993 to September 2004 in its China operations in various capacities. Mr. Brown holds M.S. and B.S. degrees in aerospace engineering from Texas A&M University. Mr. Brown is also a Registered Professional Engineer in the State of Texas.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated October 29, 2005, by and between the Company and Jeffrey R. Brown.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

November 3, 2005	By:	/s/ Bruce N. Huff

Name: Bruce N. Huff
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated October 29, 2005, by and between the Company and Jeffrey R. Brown.